Exhibit 99.1
KENSINGTON BANKSHARES TO PARTNER WITH BANC
CORPORATION
Birmingham, Alabama, March 6, 2006: Kensington Bankshares, Inc., Tampa, Florida, and The Banc Corporation (NASDAQ: TBNC) today jointly announced a definitive agreement under which Kensington Bankshares, Inc. will merge with The Banc Corporation in a stock transaction valued at approximately $71.2 million. The merger will create a strategic partnership combining First Kensington Bank, which has eight branches in the Tampa Bay area, with The Banc Corporation’s wholly owned subsidiary Superior Bank, which has 26 branch locations in Alabama and Florida. Superior Bank currently operates seven branches in the northern panhandle of Florida in addition to loan production offices in Tallahassee and Panama City. Upon completion of the merger, First Kensington will continue to operate under that name through late 2006.
Banc Corporation CEO Stan Bailey commented, “This partnership will allow us to expand into one of the most vibrant and dynamic market areas in the Southeast while enabling us to build on our growing Florida franchise. We’re excited about what we can do for our customers, communities, employees and shareholders as this partnership brings together two financial companies with complementary strengths and complementary markets. We believe this represents a compelling long-term value proposition for shareholders of both companies.”
Bailey continued, “Tampa will be our largest market and has higher projected population growth than any of our other current banking markets. We fully expect Superior Bank will become known in the Tampa Bay market for its superior people delivering superior products that will generate superior value for its customers and shareholders.”
Under the terms of the merger agreement, The Banc Corporation will exchange 1.60 shares of its common stock for each share of Kensington stock. Based on an average 10-day market closing price of Banc Corporation common stock from January 10-24, 2006 of $11.43 per share, the transaction would be valued at $71.2 million. The actual value at consummation will be based on The Banc Corporation’s share price at that time. The merger is expected to be accretive to earnings per share immediately upon completion, currently expected to occur early third quarter.
“This combination offers something rare,” said Gerald Archibald, First Kensington’s President and CEO. “First Kensington’s past success is attributable to our people being able to develop long-term relationships, with ‘superior customer service’ as our top priority. Superior Bank is also committed to excellence in customer service and we think that this partnership will help create superior long-term growth opportunities. Our combined management teams have extensive experience in Florida, and the complementary strengths of the two companies in partnering to create a $1.7 billion community bank will generate significant revenue opportunities that we believe will continue to increase our shareholders’ value.” Following the completion of the merger, Mr. Archibald will serve as Chairman of the Tampa Region for the combined companies.
Completion of the merger is subject to approval of the transaction by the shareholders of both companies, to the receipt of required regulatory approvals, and to the satisfaction of usual and customary closing conditions.
About The Banc Corporation
The Banc Corporation is a $1.4 billion community thrift holding company, headquartered in Birmingham, Alabama. The principal subsidiary of The Banc Corporation is Superior Bank, a southeastern community thrift. Superior Bank has a total of twenty-six branches, with nineteen locations throughout the state of Alabama and seven locations along Florida’s eastern panhandle. Superior Bank also has loan production offices in Montgomery, Alabama, Tallahassee, Florida and Panama City, Florida. The Banc Corporation recently announced that it will be changing its corporate name to Superior Bancorp. immediately following its annual meeting on May 18, 2006.

About Kensington Bankshares, Inc.
First Kensington Bank is a state-chartered independent community bank with over $325 million in assets. First Kensington Bank serves eight communities in the Tampa Bay area: Spring Hill, Brooksville, New Port Richey, Port Richey, Sun City, Tampa, Wesley Chapel and Clearwater.
Management will host a conference call Tuesday, March 7, 2006 at 10:00 a.m. Eastern Standard Time ( 9:00 a.m. Central Standard Time). The toll free dial-in number for the call is 800-895-1713 with conference ID: SUPERIOR. The international dial in number is 785-424-1058. A replay of the call will be available until April 7, 2006 by dialing 800-934-5153.
More information on The Banc Corporation and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com or by calling 1-887-326-BANK (2265).
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. The Banc Corporation cautions that such “forward looking statements,” wherever they occur in this document or in other statements attributable to The Banc Corporation are necessarily estimates reflecting the judgment of The Banc Corporation’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the ''forward looking statements.” Such ''forward looking statements’’ should, therefore, be considered in light of various important factors set forth from time to time in the Banc Corporation’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by The Banc Corporation; changes in the loan portfolio and the deposit base of The Banc Corporation; and the effects of natural disasters such as hurricanes. The Banc Corporation disclaims any intent or obligation to update “forward looking statements.”
Additional Information and Where To Find It:
This press release may be deemed to be solicitation material with respect to the proposed merger. The Banc Corporation plans to file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger. That registration statement will contain a joint proxy statement/prospectus to be distributed to the respective shareholders of The Banc Corporation and Kensington Bankshares, Inc. in connection with their respective votes on the proposed merger. SHAREHOLDERS OF THE BANC CORPORATION AND OF KENSINGTON BANKSHARES, INC. ARE URGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.
The joint proxy statement/prospectus will be mailed to the shareholders of each of The Banc Corporation and Kensington Bankshares, Inc. Investors and security holders may also obtain free copies of the documents filed with the SEC (including any documents incorporated by reference) from the SEC’s website, www.sec.gov. Such documents may also be obtained from The Banc Corporation by contacting Tom Jung, Executive Vice President, at (205) 327-3547, or from Kensington Bankshares, Inc. by contacting Gerald Archibald, CEO and President, at (813) 961-6200.
The Banc Corporation, Kensington Bankshares, Inc. and their respective directors and executive officers may be deemed to participate in the solicitation of proxies in respect of the proposed merger. Information regarding The Banc Corporation’s directors and executive officers is available in the proxy statement for its 2005 annual meeting of stockholders and its Current Report on Form 8-K dated November 17, 2005, each of which is available on The Banc Corporation’s website at http://www.superiorbank.com/fs_investor_relations.html. Information regarding Kensington Bankshares, Inc.’s directors and executive officers is available from http://www.1stkensington.com. Additional information regarding the interests of such directors and executive officers will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.
Sandler O’Neill & Partners, L.P. acted as financial advisor, Balch & Bingham, LLP acted as legal advisor and Haskell Slaughter Young & Rediker, LLC acted as corporate counsel to The Banc Corporation in this transaction.
Banc Corporation Contact: Tom Jung, Executive Vice President, (205) 327-3547

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